Exhibit 10.29
CONFIDENTIALITY AGREEMENT
     THIS CONFIDENTIALITY AGREEMENT (this “Agreement”) is executed and made effective as of the ___ day of ___, 2006 by and between by and between TomoTherapy Incorporated, a Wisconsin corporation (the “Company”), and the undersigned employee (“Employee”).
RECITALS
     The Company is engaged in the highly-competitive business of developing and selling products and services that deliver and/or support the imaging, planning, delivery, or verification of radiation therapy and/or radiation surgery to patients with cancer and other diseases treated with radiation therapy and/or radiation surgery. Employee desires to be employed by or continued to be employed by the Company, and acknowledges he or she will have access to certain knowledge and information developed by and for the Company at great expense and that is kept and protected as confidential and that is essential for carrying out the Company’s business in a highly competitive market.
     Employment with the Company is contingent upon Employee’s execution of this Agreement. In consideration for being offered employment or continued employment with the Company, and/or for other consideration, such as stock options, salary increases or the like, Employee accepts this Agreement.
     In consideration of the recitals and agreements set forth herein, Employee and Company agree that:
     1. Nondisclosure of Confidential Information. Except as required in the conduct of the Company’s business or as expressly authorized in advance and in writing on behalf of the Company, Employee shall not use or disclose, directly or indirectly, any Confidential Information during such time that Employee is employed by the Company (the “Period of Employment”). In addition, for a period of two (2) years following the Period of Employment, Employee shall not use or disclose, directly or indirectly, any Confidential Information within the geographical area in which such use or disclosure could harm the Company’s existing or potential business interests. This prohibition does not apply to Confidential Information after it has become generally known in the industry in which the Company conducts its business.
     2. Nondisclosure of Trade Secrets. During the Period of Employment, Employee shall do what is reasonably necessary to prevent unauthorized misappropriation or disclosure and threatened misappropriation or disclosure of the Company’s Trade Secrets and, after the Period of Employment, Employee shall not use or disclose the Company’s Trade Secrets as long as they remain, without misappropriation, Trade Secrets.
     3. General Know-How. Nothing in this Agreement shall be deemed to prevent Employee’s post-employment use of Employee’s general knowledge and skills acquired or enhanced during the Period of Employment or to prohibit Employee from seeking other employment after the Period of Employment, so long as such use or employment does not violate the provisions of this Agreement.
     4. Delivery of Materials to Company. Immediately upon termination of Employee’s employment, Employee shall deliver to the Company all written, recorded, and graphical material, documents, hardware, software and items relating to the business of the Company (and copies thereof) (other than owned by Employee) in Employee’s possession or under Employee’s control regardless of whether such materials, documents and items contained Confidential Information.
     5. Representations and Warranties. Employee represents and warrants (i) that Employee has no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with Employee’s undertaking of a relationship with the Company, and (ii) that Employee has not entered into and will not enter into any agreement (whether oral or written) in conflict with this Agreement. Employee’s representations, warranties, and obligations contained in this Agreement shall survive after the Period of Employment.
     6. Change in Employment Status. The covenants of this Agreement shall remain in force in the event that Employee’s employment status changes within the Company or changes from being employed by the Company to being employed by an existing or future subsidiary or affiliate of the Company. In the event of a change to such subsidiary and affiliate then the subsidiary or affiliate shall have the same rights and the same protections, without further documentation or agreement, as enjoyed by the company under this Agreement.

     7. Injunctive Relief; Breach. Employee acknowledges that failure to carry out any obligation under this Agreement, or a breach of any provision herein, will constitute immediate and irreparable damage to the Company, which cannot be fully and adequately compensated in money damages and which will warrant preliminary and other injunctive relief, an order for specific performance, and other equitable relief. Such remedy, however, shall be cumulative and nonexclusive and shall be in addition to any other remedy to which the parties may be entitled.
     8. Assignment. Neither this Agreement nor any rights or duties of Employee hereunder shall be assignable by Employee, and any such purported assignment shall be void. The Company may assign all or any of its rights hereunder by providing notice to Employee.
     9. Entire Agreement; Amendment. This Agreement constitutes the complete understanding between Employee and the Company on this subject and may not be modified or amended, except by writing and executed by a duly authorized representative of the Company and by Employee. This Agreement is intended to be the final, complete, and exclusive statement of the terms of the parties’ agreements regarding these subjects and supersedes all other prior and contemporaneous agreements and statements on these subjects.
     10. Waiver of Breach. The waiver by either party of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party. Any waiver by either party must be in writing and signed by a representative who has the authority to bind such party.
     11. Invalidity of any Provision. The provisions of this Agreement are severable, it being the intention of the parties hereto that should any provision hereof be invalid or unenforceable, such invalidity or unenforceability of any provisions shall not effect the remaining provisions hereof, but the same shall remain in full force and effect as if such invalid or unenforceable provision or provisions were omitted.
     12. Governing Law; Construction. This Agreement shall be governed by the internal laws of the State of Wisconsin and construed without regard to any rules of construction concerning the draftsman hereof. The parties irrevocably consent to the sole and exclusive jurisdiction and venue in the appropriate state or federal court in Wisconsin.
     13. Notices. Any notice, request, consent or approval required or permitted to be given under this Agreement or pursuant to law shall be sufficient if it is in writing, and if and when it is hand delivered, faxed, or sent by regular mail, with postage prepaid, to Employee’s residence (as noted in the Company’s records), or to the Company’s principal office, as the case may be.
     14. Employee Acknowledgment. Employee acknowledges that Employee has read and understands this Agreement, and that Employee has entered into it freely and voluntarily based on Employee’s own judgment and not on any representations or promises other than those contained in this Agreement.
     Therefore, the parties hereto have executed this Agreement as of the date first written above.
TomoTherapy Incorporated

By:

Employee Signature
Title:

Employee (print name)

APPENDIX A
Definitions
“Confidential Information” means information, to the extent it is not a Trade Secret, which is possessed by or developed for the Company and which relates to the Company’s existing or potential business or technology, which information is generally not known to the public and which information the Company seeks to protect from disclosure to its existing or potential competitors or others, including, without limitation, business plans, strategies, existing or proposed bids, costs, technical developments, existing or proposed research projects, financial or business projections, investments, marketing plans, negotiation strategies, training information and materials, information generated for client engagements and information stored or developed for use in or with computers. Confidential Information also includes information received by the Company from others which the Company has an obligation to treat as confidential, including all information obtained in connection with client engagements and partnering arrangements.
“Trade Secret” means all information possessed by or developed for the Company, including, without limitation, a compilation, program, device, method, system, technique or process, to which all of the following apply: (i) the information derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and (ii) the information is the subject of efforts to maintain secrecy that are reasonable under the circumstances.

3